Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement on Form F-4 of our report dated January 11, 2021, relating to the financial statements of Legato Merger Corp., which is contained in that proxy statement/prospectus. We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ WithumSmith+Brown, PC
New York, New York
July 6, 2021